Exhibit 5.2

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: +1.714.540.1235 Fax: +1.714.755.8290
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
June 29, 2010	Dubai	Riyadh
	Frankfurt	Rome
	Hamburg	San Diego
	Hong Kong	San Francisco
	Houston	Shanghai
	London	Silicon Valley
	Los Angeles	Singapore
	Madrid	Tokyo
	Milan	Washington, D.C.

File No. 020568-0036

Realty Income Corporation

220 West Crest Street

Escondido, California 92025

Re:                             Registration Statement No. 333-158169; $250,000,000
Aggregate Principal Amount of 5.750% Notes Due 2021

Ladies and Gentlemen:

We have acted as special counsel to Realty Income Corporation, a Maryland corporation (the “Company”), in connection with the issuance of $250,000,000 aggregate principal amount of 5.750% Notes due 2021 (the “Securities”) under the Indenture dated as of October 28, 1998 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), pursuant to (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2009 (File No. 333-158169) (the “Registration Statement”), (ii) a base prospectus dated March 24, 2009 (the “Base Prospectus”) and a preliminary prospectus supplement dated June 24, 2010 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”), each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rule 433 and Rule 405 under the Act) and that is described on Exhibit A hereto (each a “Specified IFWP”), a final prospectus supplement dated June 24, 2010 (the “Final Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), and a purchase agreement dated June 24, 2010 by and among Citigroup Global Markets Inc., Banc of America Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule A thereto and the Company (the “Purchase Agreement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matters pertaining to the contents of the Registration Statement or the Prospectus, other than as to the enforceability of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.  We understand that certain matters concerning the laws of the State of Maryland are addressed in an opinion of Venable LLP, separately provided to you, and we express no opinion with respect to those matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Securities have been duly executed, issued, authenticated and delivered by or on behalf of the Company against delivery and payment therefor in accordance with the Indenture and in the circumstances contemplated by the Purchase Agreement filed as an exhibit to the Registration Statement, the Securities will be legally valid and binding obligations of the Company enforceable against it in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) restrictions upon non-written modifications and waivers; and (v) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses contained in the Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, or (e) any provision permitting, upon acceleration of the Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) covenants not to compete; (i) provisions for exclusivity, election or cumulation of rights or remedies; (j) provisions authorizing or validating conclusive or discretionary determinations; (k) grants of setoff rights; (l) proxies, powers and trusts; and (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property.

With your consent, we have assumed for purposes of this opinion that (i) the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Maryland, and has the corporate power and authority to enter into and consummate the transactions contemplated by the Purchase Agreement, the Indenture and the Securities

(collectively, the “Documents”); (ii) the Securities have been duly authorized for issuance by all necessary corporate action by the Company and the execution, delivery and performance of the Documents have been duly authorized by all necessary corporate action by the Company; (iii) the Documents have been duly authorized, executed and delivered by the parties thereto, including the Company; (iv) each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (v) the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and the Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to a current report on Form 8-K and to the reference to our firm in the Prospectus Supplement under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rule and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP

Exhibit A —Specified IFWPs

1.               The issuer free writing prospectus dated June 24, 2010 regarding a change in the Preliminary Prospectus Supplement to the definition of “Total Unencumbered Assets”

2.               The issuer free writing prospectus dated June 24, 2010 captioned “Pricing Term Sheet”.